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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-47045 of Communications Systems International, Inc. of our report dated May 28, 1998 and July 20, 1998 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

STOCKMAN KAST RYAN & SCRUGGS, P.C.
Colorado Springs, Colorado

July 21, 1998